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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Amendment No. 5 to Form SB-2 of our report dated January 30, 1996, on our audit of the financial statements of Lloyd Ventures, Inc. as of December 31, 1995, and for the period from inception (February 28, 1995) to December 31, 1995. We also consent to the reference to our firm under the caption "Experts".



                                /s/ Mahoney Cohen Rashba & Pokart, CPA, PC
                                ------------------------------------------
                                   Mahoney Cohen Rashba & Pokart, CPA, PC

New York, New York
October 23, 1996